                                                                    Sub-Item 77C

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                   MORGAN STANLEY INSURED MUNICIPAL SECURITIES

A Special Meeting ("Meeting") of Shareholders of Morgan Stanley Insured Municipal Securities, a Massachusetts business trust ("Trust"), was held on April 16, 2010. The Meeting was held for the following purposes:

(1) Elect 17 trustees to the Board of Trustees of the Trust, each of whom will serve until his or her successor is elected and qualified;

(2) Approve a new advisory agreement between the Trust and Invesco Advisors, Inc.; and

(3) Approve a new sub-advisory agreement between Invesco Advisors, Inc. and each of Invesco TriMark Ltd.; Invesco Asset Management Deutschland, GmbH; Invesco Asset Management Limited; Invesco Asset Management (Japan) Limited; Invesco Australia Limited; Invesco Hong Kong Limited; Invesco Institutional (N.A.), Inc.; and Invesco Senior Secured Management, Inc.

The results of the voting on the above matters were as follows:

                                                                             Withheld/      Broker
Matter                                                        Votes For     Abstentions   Non-Votes
------                                                      -------------   -----------   ---------
(1) David C. Arch........................................   3,671,892.093   238,839.000      0
    Bob R. Baker.........................................   3,654,938.093   255,793.000      0
    Frank S. Bayley......................................   3,660,003.093   250,728.000      0
    James T. Bunch.......................................   3,667,753.093   242,978.000      0
    Bruce L. Crockett....................................   3,666,254.093   244,477.000      0
    Rod Dammeyer.........................................   3,663,254.093   247,477.000      0
    Albert R. Dowden.....................................   3,660,809.093   249,922.000      0
    Jack M. Fields.......................................   3,671,377.093   239,354.000      0
    Martin L. Flanagan...................................   3,585,149.093   325,582.000      0
    Carl Frischling......................................   3,652,168.093   258,563.000      0
    Prema Mathai-Davis...................................   3,669,752.093   240,979.000      0
    Lewis F. Pennock ....................................   3,667,834.093   242,897.000      0
    Larry Soll...........................................   3,668,409.093   242,322.000      0
    Hugo F. Sonnenschein.................................   3,663,099.093   247,632.000      0
    Raymond Stickel, Jr..................................   3,668,834.093   241,897.000      0
    Philip A. Taylor ....................................   3,586,704.093   324,027.000      0
    Wayne W. Whalen......................................   3,661,869.093   248,862.000      0

                                                                               Votes       Withheld/       Broker
Matter                                                        Votes For       Against     Abstentions    Non-Votes
------                                                      -------------   -----------   -----------   -----------
(2) Approve a new advisory agreement between the Trust
    and Invesco Advisors, Inc............................   3,003,799.093   175,646.000   173,281.000   558,005.000

                                                                                             Withheld/      Broker
Matter                                                        Votes For     Votes Against   Abstentions    Non-Votes
------                                                      -------------   -------------   -----------   -----------
(3) Approve a new sub-advisory agreement between Invesco
    Advisors, Inc. and each of Invesco TriMark Ltd.;
    Invesco Asset Management Deutschland, GmbH; Invesco
    Asset Management Limited; Invesco Asset Management
    (Japan) Limited; Invesco Australia Limited; Invesco
    Hong Kong Limited; Invesco Institutional (N.A.),
    Inc.; and Invesco Senior Secured Management, Inc.....   2,992,806.093     175,436.000   184,485.000   558,004.000

For a more detailed discussion on the proposal that was submitted to shareholders, please refer to the proxy statement that was filed on February 26, 2010 with the SEC under Accession number 0000950123-10-018357.